Exhibit 21

Subsidiaries of the Registrant

World Fuel Services Corporation, a Florida corporation

- Advance Petroleum, Inc., a Florida corporation, operates under the name “World Fuel Services of FL.”

- PetroServicios de Mexico S.A. de C.V., a Mexico corporation (1)

- Servicios Auxiliares de Mexico S.A. de C.V., a Mexico corporation (1)

- Baseops Mexico S.A. de C.V. (1) (3)

- Atlantic Fuel Services, S.A., a Costa Rica corporation (3)

- Baseops International, Inc., a Texas corporation

- Bunkerfuels Corporation, a Delaware corporation

- Casa Petro S.A., a Costa Rica corporation

- PetroServicios de Costa Rica S.A., a Costa Rica corporation (2)

- Pacific Horizon Petroleum Services, Inc., a Delaware corporation

- Resource Recovery of America, Inc., a Florida corporation (3)

- Trans-Tec Services, Inc., a Delaware corporation

- World Fuel Cayman Holding Company I, a Cayman Islands corporation

- Marine Energy Arabia Establishment Ltd., a British Virgin Islands corporation

- Marine Energy Arabia Co. LLC, a United Arab Emirate corporation, a majority controlled subsidiary

- Norse Bunkers AS, a Norway corporation

- Trans-Tec International S.R.L., a Costa Rica corporation

- World Fuel ApS, a Denmark corporation (3)

- World Fuel International S.R.L., a Costa Rica corporation

- World Fuel Singapore Holding Company I Pte. Ltd., a Singapore corporation

- Baseops Europe Ltd., a United Kingdom corporation

- AirData Limited, a United Kingdom corporation

- Trans-Tec Services (UK) Ltd., a United Kingdom corporation

- Trans-Tec Services (Singapore) PTE. Ltd., a Singapore corporation

- Oil Shipping B.V., a Netherlands corporation

- Oil Shipping (Bunkering) B.V., a Netherlands corporation

- Oil Shipping (Hong Kong) Ltd., a Hong Kong corporation

- Oil Shipping (Singapore) Pte. Ltd., a Singapore corporation (3)

- Oil Shipping (Rotterdam) B.V., a Netherlands corporation (3)

- World Fuel Services Limited, a United Kingdom corporation

- Bunkerfuels UK Limited, a United Kingdom corporation

- World Fuel Services (Singapore) PTE. Ltd., a Singapore corporation

- Trans-Tec Services (Japan) Co., K.K., a Japan corporation

- World Fuel Singapore Holding Company II Pte. Ltd., a Singapore corporation (3)

- World Fuel Cayman Holding Company II, a Cayman Islands corporation (3)

- World Fuel Services, Inc., a Texas corporation

- PAFCO LLC, a Delaware limited liability company (4)

- World Fuel Services Company, Inc.

   (1)   These corporations are owned 50% by Advance Petroleum, Inc. and 50% by World Fuel Services Corporation.

   (2)   This corporation is owned 55% by Casa Petro S.A. and 45% by World Fuel Services Corporation.

   (3)   These corporations are inactive.

   (4)   This unconsolidated limited liability company is a joint venture company which is equally owned by World Fuel Services, Inc. and Signature Flight Support Corporation, a Delaware corporation unrelated to the Registrant.